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                                   EXHIBIT 11

                        CINCINNATI FINANCIAL CORPORATION
                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
                        FOR THE QUARTER ENDED MARCH 31,
                  (in thousands except for per share amounts)

                                                                     1996                    1995*
                                                                     ----                    ----
         Weighted average shares outstanding                       55,730                   55,623

         Equivalent shares assumed to be
           outstanding for:
             Stock options                                            294                      205
             Convertible debentures                                 1,792                    1,792
                                                                  -------                  -------
         Number of shares for primary
           computation                                             57,816                   57,620

         Other dilutive equivalent shares--
           stock options                                               21                        2
                                                                  -------                  -------
         Number of shares assuming full
           dilution                                                57,837                   57,622
                                                                  =======                  =======

         Net income                                               $59,448                  $63,245

         Interest on convertible debentures--
           net of tax                                                 715                      715
                                                                  -------                  -------

         Net income for per share computation                     $60,163                  $63,960
                                                                  =======                  =======
         Earnings per share:
           Primary                                                $  1.04                  $  1.11
                                                                  =======                  =======
           Fully Diluted                                          $  1.04                  $  1.11
                                                                  =======                  =======

         *Common shares and their equivalent have been adjusted to reflect the 5% stock dividend effective March 15, 1996.